UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 3, 2013

SOTHERLY HOTELS INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32379	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

MHI Hospitality Corporation

(Former Name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 3, 2013, MHI Hospitality, L.P., a Delaware limited partnership (the “Operating Partnership”), the operating partnership subsidiary of Sotherly Hotels Inc. (the “Company”), filed a registration statement on Form S-11 (File No. 333-189821) (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) in connection with a proposed underwritten public offering of its senior unsecured notes (the “Notes”).

Sandler O’Neill & Partners, L.P. is acting as sole book running manager and representative of the underwriters for the offering.

The Company expects the Operating Partnership to use the net proceeds from the offering to redeem 100% of the outstanding shares of the Company’s 12% series A cumulative redeemable preferred stock (the “Preferred Stock”) plus any accrued but unpaid dividends and any make-whole amounts or premium then due and payable on such Preferred Stock. The Company expects the Operating Partnership to use the remaining net proceeds from the offering, if any, for general corporate purposes.

This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offer or sale will be made only by means of the written prospectus forming part of the effective Registration Statement.

A Registration Statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective.

Prospective investors should read the prospectus in the Registration Statement and other documents that the Operating Partnership has filed with the SEC for more complete information about the Operating Partnership and the offering. Investors may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, a copy of the preliminary prospectus related to the offering may be obtained when available by contacting:

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Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Prospectus Department, or by calling toll-free 1-866-805-4128, or by email at syndicate@sandleroneill.com.

This disclosure includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control.

Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages and other labor costs, energy costs and other operating costs; the magnitude and sustainability of the economic recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the general volatility of the securities markets; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail in the Registration Statement, under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the SEC. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2013

SOTHERLY HOTELS INC.

By:	/s/ Andrew M. Sims
Andrew M. Sims
Chief Executive Officer

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